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                                                                    EXHIBIT 99.1



                            COLE NATIONAL ANNOUNCES:

                                  - CONFERENCE CALL
                                  - RECORD DATE
                                  - ANNUAL MEETING


     CLEVELAND, Ohio, May 16, 2003 - Cole National Corporation (NYSE: CNJ) a leading retailer of optical products and services and personalized gifts with over 2,900 locations throughout North America and the Caribbean and one of the nation's largest providers of managed vision care benefits, today announced it will host a conference call at 11:00 a.m. Eastern Daylight Time on Monday, May 19, 2003 to discuss fourth quarter and fiscal year 2002 results.

     A live webcast of the conference call will be available to all investors at the Cole National website located at www.colenational.com. The call will be simulcast at www.streetevents.com and www.companyboardroom.com. To listen to the call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

     The Company also announced that it will hold its annual meeting on June 25, 2003 at 5915 Landerbrook Drive, Cleveland, Ohio 44124 for stockholders of record on May 27, 2003.

     ABOUT COLE NATIONAL

     Cole National Corporation's vision business, together with Pearle franchisees, has 2,174 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 770 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,157 optical stores in Austria, Belgium, Estonia, Finland, Germany, Italy, the Netherlands, Poland, Portugal, Russia and Sweden.